Exhibit 99.1

Flux Power Receives Non-Compliance Notice from Nasdaq

VISTA, CA – February 25, 2025 – Flux Power Holdings, Inc. (NASDAQ: FLUX), a developer of advanced lithium-ion energy storage solutions for electrification of commercial and industrial equipment, today announced that on February 21, 2025, it received an additional notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with requirements of Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of not having filed its Quarterly Report on Form 10-Q for the period ended December 31, 2024 (“Form 10-Q”) with the Securities and Exchange Commission (“SEC”).

This notification has no immediate effect on the listing of the Company’s common stock on the Nasdaq. Under the Nasdaq rules, the Company has until March 10, 2025, to submit to Nasdaq an updated plan to regain compliance with the Nasdaq Listing Rule. If Nasdaq accepts the Company’s updated plan, then Nasdaq may grant the Company up to 180 days from the due date of the initial delinquent filing, the Form 10-K for the fiscal year ended June 30, 2024, or until April 14, 2025, to file the Delinquent Reports to regain compliance.

The Company is working diligently to complete its Forms 10-Q and plans to file its Forms 10-Q as promptly as practicable to regain compliance with the Listing Rule.

About Flux Power Holdings, Inc.

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment (GSE), and stationary energy storage. Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Accordingly, statements are not guarantees of future results. Some of the important factors that could cause Flux Power’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: risks and uncertainties, related to Flux Power’s business, results and financial condition; plans and expectations with respect to access to capital and outstanding indebtedness; Flux Power’s ability to comply with the terms of the existing credit facilities to obtain the necessary capital from such credit facilities; Flux Power’s ability to raise capital; Flux Power’s ability to continue as a going concern. Flux Power’s ability to obtain raw materials and other supplies for its products at competitive prices and on a timely basis, particularly in light of the potential impact of the COVID-19 pandemic on its suppliers and supply chain; the development and success of new products, projected sales, cancellation of purchase orders, deferral of shipments, Flux Power’s ability to improve its gross margins, or achieve breakeven cash flow or profitability, Flux Power’s ability to fulfill backlog orders or realize profit from the contracts reflected in backlog sale; Flux Power’s ability to fulfill backlog orders due to changes in orders reflected in backlog sales, Flux Power’s ability to obtain the necessary funds under the credit facilities, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance and purchase of current and new products, and changes in pricing. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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Chris Tyson, Executive Vice President

MZ Group - MZ North America

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FLUX@mzgroup.us

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